Exhibit 99.1

JANUS INTERNATIONAL GROUP REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

Delivered strong double-digit year over year growth in revenues and Adjusted EBITDA

Completed business combination with Juniper Industrial Holdings and began trading on the New York Stock Exchange

Announced highly strategic acquisition of DBCI, a leading complementary specialty building products solutions provider

TEMPLE, GA, August 10, 2021 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for the second quarter of 2021.

Second Quarter 2021 Highlights

•

Revenues of $174.2 million, a 42.5% increase compared to the second quarter of 2020, driven primarily by strong performance in the commercial (69% increase quarter over quarter) and R3 —self storage (62% increase quarter over quarter) sales channels, which was partially bolstered by COVID-related recoveries across all end markets.

•

Net income of $1.1 million, a decrease from $11.0 million in the second quarter of 2020. The year over year decrease was driven primarily by costs related to the consummation of the completed business combination, increased raw material, labor and logistics costs and higher income taxes.

•

Adjusted net income (defined as net income plus the corresponding add-backs shown in the Adjusted EBITDA reconciliation tables below) of $17.3 million, an increase from $11.3 million in the second quarter of 2020. The year over year increase was driven primarily by higher revenue and lower interest expense, partially offset by increased raw material, labor and logistics costs coupled with higher income tax expense.

•

Adjusted EBITDA of $35.9 million, a 26.0% increase compared to the second quarter of 2020, driven by higher revenues, partially offset by inflationary pressures from raw materials, labor, logistics, and strategic investments to support growth. The Company has taken actions to offset the inflationary effects through both commercial and cost containment initiatives. The Company also experienced incremental costs associated with being a public company, keeping employees safe as a result of COVID-19, higher headcount due to strategic investments behind the new Facilitate initiatives, and the continued build out of the Nokē Smart Entry ground game and customer service department.

•	Operating cash flow of $44.8 million modestly declined from the second quarter of 2020 reflecting investments in working capital to support the continued growth of the business.

Ramey Jackson, Chief Executive Officer, stated, “The second quarter of 2021 was a transformative period for Janus, where we executed on our business plan while simultaneously closing our merger with Juniper Industrial Holdings to become a publicly traded company. Our top line and EBITDA growth reflect our strong position in our improving end markets. And while we were impacted by the same inflationary pressures the entire industry has seen in raw material, labor and logistics, Janus has taken actions to offset the inflationary effects through commercial and cost containment initiatives that we expect will positively impact our results over the coming quarters.”

Mr. Jackson continued, “Janus continues to be well positioned with a combination of best in class products in the self-storage industry and an exciting mix of technology-driven new products for further growth. The demand outlook for our products in self-storage and the commercial and industrial markets remains strong.

Now that we are a public company, we are even better positioned to execute on all of these value-enhancing opportunities. We also look to grow via opportunistic M&A, as highlighted by our recently announced agreement to acquire DBCI, a leading provider of steel roll-up doors and building products. We are particularly excited about this acquisition, which is expected to complement our product offerings and begin positively contributing to our results upon its expected closing in the third quarter of 2021.”

2021 Financial Outlook:

Based on the Company’s current business outlook, excluding the DBCI acquisition, Janus is providing the following 2021 guidance:

•	Revenue in a range of $672 million to $692 million.

•	Management Adjusted EBITDA in a range of $156 million to $162 million.

These preliminary results are derived from preliminary internal financial information and are subject to revision. The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.”

As part of this release, Janus is providing an Adjusted EBITDA reconciliation that compares the company’s previously released outlook (on a “Management Adjusted EBITDA” basis) to the Adjusted EBITDA reported in public filings. Management Adjusted EBITDA excludes sponsor management fees, acquisition expenses, Nokē-related startup costs, and other non-recurring expenses. Beginning in full-year 2022, the company expects there to be minimal ongoing differences between Adjusted EBITDA and Management Adjusted EBITDA and therefore currently anticipates reporting only Adjusted EBITDA for 2022 and beyond.

Conference Call and Webcast

The Company will host a conference call and webcast to review second quarter results, discuss recent events and conduct a question-and-answer session on Tuesday, August 10, 2021, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Second Quarter 2021 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 13722239.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2021 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’ positioning in the industry to strengthen its pipeline and deliver on its objectives and Janus’ belief regarding the demand outlook for Janus’ products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’ management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’ ability to compete therein;; and (iii) the risk that the demand outlook for Janus’ products may not be as strong as anticipated.

There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’ final prospectus filed with the SEC on August 6, 2021 and in Janus’ other filings.

Non-GAAP Financial Measure

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA is a non-GAAP financial measure used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA provides useful information to investors and others in understanding and evaluating Janus’ operating results in the same manner as its management and board of directors and in comparison with Janus’ peer group companies. In addition, Adjusted EBITDA provides useful measures for period-to-period comparisons of Janus’ business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE
Sales of product	$140,556,306	$95,425,815	$262,252,532	$203,536,725
Sales of services	33,626,083	26,803,808	64,754,124	56,506,693

Total revenue	174,182,389	122,229,623	327,006,657	260,043,418
Cost of Sales	114,987,977	77,449,920	214,518,947	167,180,130

GROSS PROFIT	59,194,412	44,779,703	112,487,710	92,863,288
OPERATING EXPENSE
Selling and marketing	10,382,169	7,717,283	19,840,296	17,977,566
General and administrative	34,471,523	16,931,440	54,057,831	34,566,666

Operating Expenses	44,853,692	24,648,723	73,898,127	52,544,232

INCOME FROM OPERATIONS	14,340,720	20,130,980	38,589,583	40,319,056
Interest expense	(7,475,727)	(8,737,328)	(15,601,797)	(18,678,476)
Other income (expense)	(920,003)	23,884	(2,478,869)	99,211
Change in fair value of derivative warrant liabilities	(1,928,500)	—	(1,928,500)	—

Other Expense, Net	(10,324,230)	(8,713,444)	(20,009,166)	(18,579,265)

INCOME BEFORE TAXES	4,016,490	11,417,535	18,580,417	21,739,791
Provision for Income Taxes	2,893,283	400,067	2,738,389	770,292

NET INCOME	$1,123,207	$11,017,468	$15,842,028	$20,969,499

Other Comprehensive Income (Loss)	(37,082)	(226,575)	273,686	(3,758,060)

COMPREHENSIVE INCOME	$1,086,125	$10,790,893	$16,115,714	$17,211,439

Net income attributable to common stockholders	$1,123,207	$11,017,468	$15,842,028	$20,969,499

Weighted-average shares outstanding, basic and diluted (Note 15)
Basic	81,009,261	65,819,588	73,577,447	66,876,683
Diluted	81,624,496	65,819,588	73,879,851	66,876,683
Net income per share, basic and diluted (Note 15)
Basic	$0.01	$0.17	$0.22	$0.31
Diluted	$0.01	$0.17	$0.21	$0.31

Janus International Group, Inc.

Consolidated Balance Sheets

	June 26,	December 26,
	2021	2020
	(Unaudited)
ASSETS
Current Assets
Cash	$15,287,621	$45,254,655
Accounts receivable, less allowance for doubtful accounts; $3,819,000 and $4,485,000, at June 26, 2021 and December 26, 2020, respectively	79,557,005	75,135,295
Costs and estimated earnings in excess of billing on uncompleted contracts	16,614,552	11,398,934
Inventory, net	36,289,253	25,281,521
Prepaid expenses	8,443,195	5,949,711
Other current assets	2,322,802	5,192,386

Total current assets	$158,514,428	$168,212,502
Property and equipment, net	31,682,826	30,970,507
Customer relationships, net	297,563,142	309,472,398
Tradename and trademarks	85,819,442	85,597,528
Other intangibles, net	16,627,892	17,387,745
Goodwill	260,275,193	259,422,822
Deferred tax asset	78,435,843	—
Other assets	1,759,222	2,415,243

Total assets	$930,677,988	$873,478,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$45,316,067	$29,889,057
Billing in excess of costs and estimated earnings on uncompleted contracts	21,612,809	21,525,319
Current maturities of long-term debt	6,346,071	6,523,417
Other accrued expenses	48,357,979	37,164,627

Total current liabilities	$121,632,926	$95,102,420
Long-term debt, net	557,574,245	617,604,254
Deferred tax liability	14,577,682	15,268,131
Derivative warrant liability	39,077,500	—
Other long-term liabilities	2,885,875	4,631,115

Total liabilities	$735,748,228	$732,605,920

STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $.0001 par value, 138,384,250 and 66,145,633 shares issued and outstanding at June 26, 2021 and December 26, 2020, respectively	13,838	6,615
Additional paid in capital	231,406,515	189,298,544
Accumulated other comprehensive income (loss)	46,526	(227,160)
Accumulated deficit	(36,537,119)	(48,205,174)

Total stockholders’ equity	$194,929,760	$140,872,825

Total liabilities and stockholders’ equity	$930,677,988	$873,478,745

Janus International Group, Inc.

Consolidated Statements of Cash Flows

	Six Months Ended
	June 26, 2021	June 27, 2020
	(Unaudited)	(Unaudited)
Cash Flows Provided By Operating Activities
Net income	$15,842,028	$20,969,499
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,979,336	2,832,701
Intangible amortization	13,622,957	13,395,767
Deferred finance fee amortization	1,486,634	1,609,125
Share based compensation	2,111,099	57,659
Loss on extinguishment of debt	2,414,854	—
Change in fair value of contingent consideration	686,700	—
Loss on sale of assets	43,091	18,487
Change in fair value of derivative warrant liabilities	1,928,500	—
Undistributed (earnings) losses of affiliate	(105,107)	12,125
Deferred income taxes	(767,658)	—
Changes in operating assets and liabilities
Accounts receivable	(4,421,710)	2,114,772
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts	(5,215,618)	8,717,983
Prepaid expenses and other current assets	(2,945,823)	(2,498,675)
Inventory	(11,007,730)	(655,990)
Accounts payable	15,393,047	441,237
Other accrued expenses	14,116,513	2,076,616
Other assets and long-term liabilities	(1,338,231)	1,442,694

Net Cash Provided By Operating Activities	44,822,882	50,534,000

Cash Flows Used In Investing Activities
Proceeds from sale of equipment	79,409	6,083
Purchases of property and equipment	(3,992,533)	(3,801,552)
Cash paid for acquisition, net of cash acquired	(1,564,957)	(4,592,779)

Net Cash Used In Investing Activities	(5,478,081)	(8,388,248)

Cash Flows Used In Financing Activities
Distributions to Janus Midco LLC unitholders	(4,173,973)	(339,982)
Principal payments on long-term debt	(63,238,000)	(4,205,693)
Proceeds from merger	334,873,727	—
Proceeds from PIPE	250,000,000	—
Payments for transaction costs, net	(44,489,256)	—
Payments to Janus Midco, LLC unitholders at the business combination	(541,710,278)	—
Payments for deferred financing fees	(765,090)	—

Cash Used In Financing Activities	$(69,502,870)	$(4,545,675)

Effect of exchange rate changes on cash and cash equivalents	191,035	(1,091,444)

Net (Decrease) Increase in Cash and Cash Equivalents	$(29,967,034)	$36,508,633

Cash and Cash Equivalents, Beginning of Fiscal Year	$45,254,655	$19,905,598

Cash and Cash Equivalents as of June 26, 2021 and June 27, 2020	$15,287,621	$56,414,231

Supplemental Cash Flows Information
Interest paid	$16,847,651	$12,233,825
Income taxes paid	$773,608	$537,810
Fair value of earnout	$686,700	$—
Fair value of warrants	$1,928,500	$—

Janus International Group, Inc.

Reconciliation of Net Income to Adjusted EBITDA

	Three Months
	Period ended June 26, 2021	Period ended June 27, 2020	Variance
			$	%
Net Income	$1,123,207	$11,017,468	$(9,894,262)	(89.8)%
Interest Expense	7,475,727	8,737,328	(1,261,601)	(14.4)%
Income Taxes	2,893,283	400,067	2,493,216	623.2%
Depreciation	1,506,337	1,402,779	103,558	7.4%
Amortization	6,790,812	6,686,217	104,595	1.6%

EBITDA	$19,789,366	$28,243,859	$(8,454,494)	(29.9)%
Loss (gain) on extinguishment of debt(2)	993,562	—	993,562	—%
COVID-19 related expenses(3)	12,808	265,738	(252,930)	(95.2)%
Transaction related expenses(4)	10,398,423	—	10,398,423	—%
Facility relocation(5)	50,692	—	50,692	—%
Share-based compensation(6)	2,059,223	—	2,059,223	—%
Change in fair value of contingent consideration(7)	686,700	—	686,700	—%
Change in fair value of derivative warrant liabilities(8)	1,928,500	—	1,928,500	—%

Adjusted EBITDA	$35,919,274	$28,509,597	$7,409,676	26.0%

	Six Months
	Period ended June 26, 2021	Period ended June 27, 2020	Variance
			$	%
Net Income	$15,842,028	$20,969,499	$(5,127,471)	(24.5)%
Interest Expense	15,601,797	18,678,476	(3,076,679)	(16.5)%
Income Taxes	2,738,389	770,292	1,968,097	255.5%
Depreciation	2,979,336	2,832,701	146,635	5.2%
Amortization	13,622,957	13,395,767	227,190	1.7%

EBITDA	$50,784,507	$56,646,735	$(5,862,228)	(10.3)%
BETCO transition fee(1)	—	15,000	(15,000)	(100.0)%
Loss (gain) on extinguishment of debt(2)	2,414,854	—	2,414,854	—%
COVID-19 related expenses(3)	209,263	265,738	(56,475)	(21.3)%
Transaction related expenses(4)	10,398,423	—	10,398,423	—%
Facility relocation(5)	67,645	—	67,645	—%
Share-based compensation(6)	2,059,223	—	2,059,223	—%
Change in fair value of contingent consideration(7)	686,700	—	686,700	—%
Change in fair value of derivative warrant liabilities(8)	1,928,500		1,928,500	—%

Adjusted EBITDA	$68,549,115	$56,927,473	$11,621,642	20.4%

(1)	Retainer fee paid to former BETCO owner, during the transition to a new President to run the business and related one-time-consulting fee.
(2)

Adjustment for loss (gain) on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February 2021 and the prepayment of debt in the amount of $61.6 million that occurred on June 7, 2021 in conjunction with the Business Combination. See Liquidity and Capital Resources section.

(3)	Expenses which are one-time and non-recurring related to the COVID-19 pandemic. See Impact of COVID-19 section.
(4)	Transaction related expenses incurred as a result of the Business Combination on June 7, 2021 which consist of employee bonuses and the transaction cost allocation.
(5)	Expenses related to the facility relocation for Steel Storage.
(6)	Share-based compensation expense associated with Midco, LLC Class B Common units that fully vested at the date of the Business Combination.
(7)	Adjustment related to the change in fair value of contingent consideration related to the earnout of the 2,000,000 common stock shares that were issued and released on June 21, 2021.
(8)	Adjustment related to the change in fair value of derivative warrant liabilities for the private placement warrants.

Janus International Group, Inc.

Adjusted EBITDA to Management Adjusted EBITDA Reconciliation

(In millions)

	Twelve Months Ended	Three Months Ended	Twelve Months Ended	Three Months Ended	Twelve Months Ended
	June 26, 2021	June 26, 2021	March 27, 2021	March 27, 2021	December 26, 2020	December 28, 2019	December 29, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income	$51.1	$1.1	$62.7	$14.7	$56.8	$34.3	$7.6
Interest Expense	32.9	7.5	34.2	8.1	36.0	42.6	34.5
Tax Expense/ (Benefit) (1)	4.6	2.9	2.0	(0.2)	2.1	—	1.8
Depreciation and Amortization	33.4	8.3	31.7	8.3	32.9	41.1	63.7
EBITDA Adjustments (2)	15.9	16.1	0.5	1.6	(1.6)	4.3	6.5

Non-GAAP Adjusted EBITDA (3)	138.0	35.9	131.1	32.6	126.2	122.3	114.1
Management Fee (4)	7.3	1.2	7.7	1.8	7.6	7.4	6.1
Acquisition Expense (5)	1.2	1.0	0.2	—	0.3	1.1	4.2
Non-Recurring Other (6)	3.6	0.4	4.0	0.3	5.2	6.0	—
Noke Startup (7)	4.6	1.3	4.4	1.2	4.2	3.5	—

Management Adjusted EBITDA	$154.6	$39.8	$147.4	$36.0	$143.5	$140.3	$124.4

(1)	Prior to the SPAC Merger, Janus was registered as an LLC (pass-through tax entity)
(2)	Refer to SEC public filings Non-GAAP Financial Measures Section for detailed breakout
(3)	Reconciles to SEC reported Adjusted EBITDA
(4)	Quarterly management fee paid to unitholders
(5)	Transaction expenses associated with recent acquisitions
(6)	Consists of other non-recurring items such as professional services and other one-time expenses
(7)	One-time expenses associated with Nokē Smart Entry product launch

Investor Contacts, Janus

Rodny Nacier / Dan Scott

IR@janusintl.com

(770) 562-6399

Media Contacts, Janus

Bethany Morehouse

Marketing Content Manager, Janus International

770-746-9576

Marketing@Janusintl.com

Margot Olcay, ICR

Margot.Olcay@ICRinc.com